UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2022

BIOXYTRAN, INC.

(Exact Name if Business Issuer as specified in its Charter)

Nevada	001-35027	26-2797630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75, Second Avenue,

Suite 605

Needham MA, 02494

(Address of principal executive offices, including zip code)

(617) 494-1199

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001	BIXT	OTCQB

Item 8.01 Other Events.

On September 7, 2022, Bioxytran, Inc. (“Bioxytran” or the “Company”) registered, in India, a fully owned subsidiary, Pharmalectin India Private Limited, (the “Subsidiary”). The purpose of the Subsidiary is to be the sponsor of the Company’s clinical trials and commercialize the Company’s products, in India. The Subsidiary’s Certificate of Registration is filed as Exhibit 21.5 hereto.

In connection with the issuance of the above registration, the Company issued, on December 14, 2022, a press-release over GlobeNewswire, filed as Exhibit 99.1 hereto, under the title:

“Bioxytran Establishes Indian Subsidiary in Preparation of Commercialization”

On December 14, 2022, Bioxytran (the “Company”) released an updated Corporate Presentation explaining the current state of the Company’s pharmaceutical development. The presentation is attached hereto as Exhibit 99.2.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
21.5	Certificate of Incorporation Foreign (Pharmalectin India Pvt Ltd) Subsidiary

99.1	Press-release - Bioxytran Establishes Indian Subsidiary in Preparation of Commercialization, dated December 14, 2022.

99.2	Bioxytran, Inc. Corporate Presentation, dated December 14, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ David Platt
Name:	Dr. David Platt
Title:	President and Chief Executive Officer

Dated: December 14, 2022

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